UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 13, 2004


                             SMARTSERV ONLINE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                        0-28008               13-3750708
-------------------------------         -----------           ----------------
(State or Other Jurisdiction of         (Commission           (I.R.S. Employer
 Incorporation or Organization)         File Number)         Identification No.)



2250 BUTLER PIKE, SUITE 150, PLYMOUTH MEETING, PENNSYLVANIA             19462
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's Telephone Number, Including Area Code: (610) 397-0689

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
-------------------------------------------------

     On February 17, 2003, SmartServ Online, Inc. (the "Company") issued a press release announcing that it had completed a first closing of approximately $4 million in gross proceeds in its private placement of between $3 million and $6 million of Units, each of which consists of one share of Series A Convertible Preferred Stock and one Warrant for the purchase of ten shares of Common Stock. In addition to the Units sold in the first closing, Units were also issued to holders of the Company's convertible debentures totaling $3 million plus accrued interest, in a conversion of such debentures into Units. A copy of such press release, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

     On March 1, 2004, the Company issued a press release announcing that it had completed a second and final closing in the amount of approximately $6 million in gross proceeds on its private offering. The Company had increased the maximum amount of its private offering to $10 million from the initial maximum amount.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
---------------------------------------------------------------------------

     (a)  Not applicable

     (b)  Not applicable

     (c)  The following exhibit is filed herewith:

          Exhibit 99.1   Press Release of the Company dated February 17, 2004.

          Exhibit 99.2   Press Release of the Company dated March 1, 2004.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SMARTSERV ONLINE, INC.



Dated:  March 1, 2004                       By: /s/ Robert M. Pons
                                               ---------------------------------
                                                Robert M. Pons,
                                                Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

Exhibit 99.1               Press Release of the Company dated February 17, 2004.

Exhibit 99.2               Press Release of the Company dated March 1, 2004.